UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UROPLASTY, INC.
(Exact Name of Registrant as specified in its charter)

Minnesota	41-1719250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2718 Summer Street N.E. Minneapolis, Minnesota (Address of principal executive offices)	55413-2820 (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $.01 Par Value	American Stock Exchange
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

None	N/A
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The registrant incorporates by reference the description of common stock set forth under the captions “Description of Capital Stock” and “Risk Factors — Our Corporate documents and Minnesota law contain provisions that could discourage, delay or prevent a change in control of our company” in the Prospectus originally filed with the Securities Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 on July 29, 2005 (Reg. No. 333-126737).
Item 2. Exhibits.
None.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UROPLASTY, INC. Dated: September 29, 2005
By:	/s/ Sam B. Humphries
Sam B. Humphries
President and Chief Executive Officer